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                                                                    EXHIBIT 10.7


                      NON-QUALIFIED STOCK OPTION AGREEMENT

                        (INCLUDING RESTRICTIVE COVENANT)

          This agreement, made as of the     th day of           , 1996, by and
between Barringer Technologies Inc., a Delaware corporation (the "Company" and
                        ("Optionee").

ARTICLE 1. RECITALS

          a) Barringer Technologies Inc. from time to time will award Non-Qualified Stock Options (the "Option") to acquire shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to selected directors, officers and other key employees of the Company and its direct and indirect present and future subsidiaries (the "Subsidiaries") who are most responsible for future growth. The Options are designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and the Subsidiaries and to provide key employees with an additional incentive to contribute to the success of the Company and the Subsidiaries through the benefits arising from ownership of the Company's common stock.

          b) The Options are awarded by the Board of Directors of the Company or any duly created committee appointed by the Board of Directors ( collectively the "Administrator").

          c) The Administrator shall have the authority: (a) to construe and interpret this agreement (the "Agreement"); b) to define the terms used herein;
c) to prescribe, amend and rescind rules and regulations relating to the Agreement; d) to determine the employees and directors of the Company and Subsidiaries to whom Options shall be granted; e) to determine the time or times at which Options shall be granted; f) to determine the number of shares subject to any Option as well as the Option price and any terms and conditions of Options; and g) to make any other determinations necessary or advisable for the administration of the Options. All decisions, determinations and interpretations made by the Administrator shall be binding and conclusive on all Optionees and on their legal representatives, heirs and beneficiaries.

ARTICLE 2. ELIGIBILITY AND PARTICIPATION

          Key employees of the Company and the Subsidiaries, including officers and directors, shall be eligible for selection by the Administrator.

ARTICLE 3. GRANT OF OPTION

          a) The Administrator hereby grants the Optionee the right, privilege
and Option to purchase from the Company       shares of Common Stock, in the
manner and subject to the terms and conditions provided in this Agreement.




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          b) The Option Price shall be $1.00 per share of Common Stock.

ARTICLE 4. TIME OF EXERCISE

          Subject to the terms of this Agreement, the Option shall be exercisable in installments as follows:

               25%, exercisable immediately upon grant
               50%, exercisable first day of second year
               75%, exercisable first day of third year
               100%, exercisable first day of fourth year.

ARTICLE 5. METHOD OF EXERCISE

          The Option may be exercised by written notice to the Chief Financial Officer of the Company identifying the Option (name of Optionee and date of grant), specifying the number of shares of Common Stock for which the Option is exercised and:

               a) enclosing a certified or bank cashier's check payable to the order of the Company, in an amount equal to the Option Price for said shares of Common Stock;

               b) enclosing certificates for shares of Common Stock currently owned by Optionee to be surrendered in satisfaction of the Option Price for said shares of Common Stock with stock powers duly executed;

               c) enclosing certificates for shares of Common Stock currently owned by Optionee to be surrendered in satisfaction of some portion of the Option Price for said shares of Common Stock with stock powers duly executed and enclosing a certified or bank cashier's check, payable to the order of the Company, in an amount equal to the remainder of the Option Price for said shares of Common Stock; or

               d) a written request to exercise pursuant to the terms of the Company's Stock Option Exercise Program.

ARTICLE 6. TERMINATION OF THE OPTION

     a) The Option, to the extent not theretofore exercised, shall terminate five (5) years from the date of grant of the Option;

     b) If an Optionee ceases to be employed by the Corporation or any Subsidiaries for any reason other than death or disability, then, unless any other provision of the Agreement provides for earlier termination all Options shall terminate immediately in the event the Optionee's employment is terminated for cause and in all other circumstances may be exercised, to the extent exercisable on the date of termination of employment, until 30 days after the date of termination of employment;


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provided however, the Administrator may, in its discretion, allow such Options to be exercised (to the extent exercisable on the date of termination of employment) at any time within three (3) months after the date of termination of employment;

     c) If an Optionee becomes disabled within the meaning of Section 22(e)(3) of the Code while employed by the Company or any Subsidiaries, then unless any other provision of the Agreement provides for earlier termination all Options may be exercised, to the extent exercisable on the date of termination of employment, at any time within six (6) months after the date of termination of employment due to disability.

     d) If an Optionee dies while employed by the Company or Subsidiaries, then, unless any other provision of the Agreement provides for earlier termination all Options may be exercised, to the extent exercisable on the date of death, by the person to whom the Optionee's rights shall pass by will or by laws of descent and distribution, within one (1) year after the date of death.

ARTICLE 7. CHANGE IN CONTROL

     All Options shall become fully exercisable upon the occurrence of a Change in Control Event. As used in the Agreement, a "Change in Control Event" shall be deemed to have occurred if:

          a) any person, firm or corporation acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 50% or more of the total voting power of all the then-outstanding voting securities of the Company;

          b) the individuals (A) who, as of the date of this Option constitute the Board (the "Original Directors") or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors") or (C) who are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute at least 3 of the members of the Board;

          c) the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of the outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holder being not altered substantially in the transaction; or


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          d) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (ie. 50% or more in value of the total assets of the Company).

ARTICLE 8. MANDATORY EXERCISE

     Upon the occurrence of or in anticipation of a contemplated Change in Control Event, the Company may give the Optionee written notice requiring such Optionee either (a) to exercise within a reasonable period of time established by the Administrator after receipt of the notice each Option to the fullest extent exercisable at the end of that period or (b) to surrender such Option or any unexercised portion thereof. Any portion of such Option which shall not have been exercised in accordance with the provisions of the Agreement by the end of such period shall automatically lapse irrevocably and Optionee shall have no further rights thereunder.

ARTICLE 9. ADJUSTMENTS

     Subject to the provisions of Articles 7 and 8, in the event the outstanding shares of Common Stock of the Company are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse split, an appropriate adjustment shall be made by the Administrator in the number or kind of shares allocated to unexercised options, which shall have been granted prior to any such change. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making any adjustment pursuant to this Article 9, any fractional shares shall be disregarded.

ARTICLE 10. PRIVILEGES OF STOCK OWNERSHIP

     Notwithstanding the exercise of any options granted by the Administrator, no Optionee shall have any rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her Option until certificates representing the shares have been issued and delivered. No adjustment shall be made for dividends or any other distribution for which the record date is prior to the date on which any stock certificate is issued pursuant to the Agreement.

ARTICLE 11. RESERVATION OF SHARES OF COMMON STOCK

     The Company will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of this Option.

ARTICLE 12. TAX WITHHOLDING

     The exercise of any option under this Agreement is subject to the condition that, if at any time


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the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state, federal or international tax treaties is necessary or desirable as a condition of, or in any connection with, such exercise or the delivery or purchase of shares pursuant thereto; then, in such event, the exercise of the Option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company.

ARTICLE 13. EMPLOYMENT

     Nothing in this Agreement gives to any Optionee any right to continued employment by the Company or the Subsidiaries or limits in any way the right of the Company or the Subsidiaries at any time to terminate or alter the terms of that employment.

ARTICLE 14. RESTRICTIONS IN DISPOSITION

     All shares of Common Stock acquired by Optionee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or State law. All shares of Common Stock issued to Optionee pursuant to this Agreement shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto including those imposed by Federal and state securities laws.

ARTICLE 15. NON-TRANSFERABILITY

     Options granted hereunder may not be sold, pledged, assigned or transferred in any manner by the Optionee otherwise than by will or by laws of descent and distribution and shall be exercisable (a) during the Optionee's lifetime only by the Optionee and (b) after the Optionee's death only by the Optionee's executor, administrator or personal representative.

ARTICLE 16. CONFIDENTIALITY; COVENANT AGAINST COMPETITION

     AS A CONDITION TO THE GRANT OF THIS OPTION, the Optionee agrees as follows:

     a) The Optionee recognizes and acknowledges that all information pertaining to the affairs, business, clients, or customers of the Company or the Subsidiaries or affiliates (hereinafter collectively referred to as the "Business"), as such information may exist from time to time, other than information that the Company has previously made publicly available, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which will be essential to the performance of the Optionee's duties under this Agreement. In consideration of the Option granted to him hereunder, the Optionee shall not, except to the extent reasonably necessary in the performance of his duties, divulge to any person, firm, association, corporation, or governmental agency, any information concerning the affairs, businesses, clients, or customers of the Business (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such information for his own purposes or for the benefit of any person, firm, association or corporation (except the Business) and shall use his reasonable best efforts


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to prevent the disclosure of any such information by others. All records, memoranda, letters, books, papers, reports, accountings, experience or other data, and other records and documents relating to the Business, whether made by the Optionee or otherwise coming into his possession, are confidential information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and the Optionee agrees, on termination of his employment or on demand of the Company, to deliver the same to the Company or as the Company may direct.

     b) In consideration of the Option granted to him hereunder, during the one-year period commencing on the effective date of the termination of his employment, the Optionee shall not, without express prior written approval of the Administrator, directly or indirectly, own or hold any proprietary interest in, or be employed by or receive remuneration from, any corporation, partnership, sole proprietorship or other entity engaged in competition with the Business (a "Competitor"), other than severance-type or retirement-type benefits from entities constituting prior employers of the Optionee. The Optionee also agrees that during such one-year period he will not solicit for the account of any Competitor, any customer or client of the Business, or in the event of the Optionee's termination of his employment, any entity or individual that was such a customer or client during the twelve (12) month period immediately preceding the Optionee's termination of employment. The Optionee also agrees not to act on behalf of any Competitor to interfere with the relationship between the Business and their employees. The Optionee also agrees not to hire any employee of the Business or to solicit or induce any such employee to leave the employment of the Company.

     For purposes of the preceding paragraph, (i) the term "proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an entity interest in a business, firm or entity other than ownership of less than 1 percent of any class of equity interest in a publicly held business, firm or entity and (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for, a company engaged in competition with the Company.

     c) The Optionee acknowledges the reasonableness of the restrictions contained in this Article 16. The Optionee acknowledges that the Company and its successors and assigns would be irreparably injured in a manner not adequately compensated by money damages by a breach or violation (or threatened breach or violation) of the provisions of this Article 16 by the Optionee. Therefore, in the event of any such breach or violation (or threatened breach or violation), in addition to all other rights and remedies which the Company may have, whether at law or in equity, the Company and its successors and assigns shall be entitled to obtain injunctive or other equitable relief against the Optionee without the need to post bond or other security in connection therewith and the Optionee hereby consents to the entry of an order for such injunctive or other equitable relief.

     d) The obligation of the Company to provide for any benefits under this Agreement shall cease upon a violation of the preceding provisions of this Article. The Optionee's agreement as set forth in this Article 16 shall survive the expiration of the term of the Option and the Optionee's termination of his employment with the Company.


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     e) If any court determines that the provisions of this Article 16, or any part hereof, is unenforceable because of the duration or geographic scope of such provisions, such court shall have the power to reduce the duration or scope of such provisions, as the case may be, so that, as so reduced, such provisions are then enforceable to the maximum extent permitted by applicable law.

ARTICLE 17 ADDITIONAL DOCUMENTS

     Optionee hereby agrees to execute and deliver such further documents and instruments as may be necessary or as may be requested in order to effectuate fully the purposes, terms and conditions of this Agreement, whether before, at, or after the exercise of the Option.

ARTICLE 18 SEVERABILITY

     The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and if one or more provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

ARTICLE 19 SURVIVAL

     It is the express intention and agreement of the parties hereof that all covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the exercise (if any) of the Option.

ARTICLE 20 WAIVERS

     Neither the waiver by a party of a breach of or a default under any of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies, or privileges hereunder.

ARTICLE 21 BINDING EFFECT

     Subject to any provisions hereof restricting transfer, encumbrance and assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

ARTICLE 22 LIMITATIONS ON THE BENEFIT OF THIS AGREEMENT

     It is the explicit intention of the parties hereto that no person or entity other than the parties


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hereof is or shall be entitled to bring any action to enforce any provisions of this Agreement against any parties hereto, and that the covenants, undertakings, and agreements set forth in the Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective heirs, personal representatives, successors and assigns as permitted hereunder.

ARTICLE 23 ENTIRE AGREEMENT

     This Agreement and subsequent amendments and interpretations, contains the entire agreement among the parties with respect to subject matter hereof, and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein and therein.

ARTICLE 24 HEADINGS

     Article and subarticle headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

ARTICLE 25 GOVERNING LAW

     This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of the State of Delaware, except that Article 16 shall be governed by New Jersey law, in each case exclusive of laws regarding choice of laws.

ARTICLE 26 NOTICES

     All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by a party pursuant to this Agreement shall be in writing and shall be (i) personally delivered, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by over-night carrier, addressed as follows:

        (a)     If to the Company:

                Barringer Technologies Inc.
                219 South Street
                New Providence, NJ 07974
                Att: Chief Financial Officer

        (b)     If to the Optionee:

                The Last Known Residence or
                Mailing Address of Optionee


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                Reflected in the Records of the Corporation

        Each party may designate by notice in writing in the manner described above a new address to which any notice, demand, request, or communication required or permitted by this Agreement may be sent. Any notice, demand, request, or communication that shall be delivered, mailed, or transmitted in the manner described above shall be deemed given, served, sent or received for all purposes when it is delivered to the addressee. An affidavit of personal delivery, the return receipt, or the delivery receipt shall be deemed conclusive, not exclusive, evidence of such delivery or when delivery is refused by the addressee upon presentation.

ARTICLE 27 COUNSEL

        THE OPTIONEE REPRESENTS THAT HE HAS HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT, INCLUDING THE COVENANT AGAINST COMPETITION, AND/OR HIS OTHER PROFESSIONAL ADVISORS.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   COMPANY
                                   Barringer Technologies Inc.


                                   By:
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                                      Stanley S. Binder, Chief Executive Officer

Witness:                           OPTIONEE


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